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                                                                    EXHIBIT 23.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in this Registration Statement of Vail Banks, Inc. on Form SB-2 of our report on the financial statements of Vail Banks, Inc. and Subsidiary as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997, dated February 20, 1998, and the reviewed financial statements of Vail Banks, Inc. and Subsidiary as of September 30, 1998 and for the nine months then ended, dated November 9, 1998, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ FORTNER, BAYENS, LEVKULICH & CO., P.C.
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Denver, Colorado
November 9, 1998